UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2011

SANTARUS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3721 Valley Centre Drive, Suite 400, San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On November 15, 2011, Santarus, Inc. (“Santarus”) received a Paragraph IV Certification Notice from Zydus Pharmaceuticals USA, Inc. (“Zydus”) advising of the submission to the U.S. Food and Drug Administration (“FDA”) of an Abbreviated New Drug Application (“ANDA”) for the prescription product omeprazole and sodium bicarbonate capsules, 20 mg/1100 mg and 40 mg/1100 mg. Also on November 15, 2011, MSD Consumer Products, Inc., a subsidiary of Merck & Co., Inc. (“Merck”), received a Paragraph IV Certification Notice from Zydus advising of the submission to the FDA of an ANDA for the over-the-counter (“OTC”) product omeprazole and sodium bicarbonate capsules, 20 mg/1100 mg.

Zydus’ notice letters allege that U.S. Patent Nos. 6,645,988; 6,489,346; 6,699,885; and 7,399,772; each of which is listed in the Orange Book for Zegerid® Capsules and Zegerid OTC®, are invalid and/or will not be infringed by Zydus’ manufacture, use, or sale of the products for which the ANDAs were submitted.

In connection with ongoing litigation relating to Zegerid prescription products, the U.S. District Court for the District of Delaware ruled in April 2010 that these patents were invalid due to obviousness. Santarus filed an appeal of that decision in May 2010, and the appeal is pending.

Santarus entered into an OTC license agreement with Merck in October 2006, granting Merck exclusive rights to develop, manufacture, market and sell Zegerid® brand omeprazole products for the OTC market in the U.S. and Canada.

Santarus and Merck are evaluating their options in response to Zydus’ notice letters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.

Date: November 18, 2011	By:	/s/ Gerald T. Proehl
	Name:	Gerald T. Proehl
	Title:	President and Chief Executive Officer